Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lucas Energy, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated June 28, 2011, relating to the audit of the consolidated financial statements of Lucas Energy, Inc. as of March 31, 2011 and for the year ended March 31, 2011 included in the Annual Report on Form 10-K of Lucas Energy, Inc. for the year ended March 31, 2011. We also consent to the reference to our firm under the caption “Experts” appearing therein.

/s/ GBH CPAs, PC

www.gbhcpas.com
Houston, Texas

May 15, 2013